BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES OF AMENDMENT


   BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST:   Pursuant to Section 2-605 of the Maryland
General Corporation Law (the "MGCL"), the charter of the
Corporation is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series

New Name of Series

BlackRock Balanced Capital
V.I. Fund

BlackRock Managed
Volatility V.I. Fund


      SECOND:   The amendment to the charter of the
Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

      THIRD:   The authorized stock of the Corporation has
not been increased by these Articles of Amendment.


      FOURTH:   As amended hereby, the charter of the
Corporation shall remain in full force and effect.



      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 22nd day of January, 2013.

BLACKROCK VARIABLE SERIES FUNDS, INC.


By:_/s/John Perlowski_
John Perlowski
President



Witness: _/s/ Benjamin Archibald
Benjamin Archibald
Secretary


   The undersigned, the President of the Corporation, who executed on behalf of the Corporation the foregoing
Articles of Amendment of which this certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.


_/s/ John Perlowski_
John Perlowski
President









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